Exhibit 99.1
FDA Defers Final Action on milnacipran New Drug Application
NEW YORK AND SAN DIEGO, CA October 20, 2008 – Forest Laboratories, Inc. (NYSE: FRX) and Cypress Bioscience, Inc. (NASDAQ: CYPB) (the “Companies”) today announced that the U.S. Food and Drug Administration (FDA) has advised the Companies that it was not able to take final action by the scheduled Prescription Drug User Fee Act action date of October 18, 2008, on the New Drug Application for milnacipran; a selective serotonin and norepinephrine dual reuptake inhibitor, for the management of fibromyalgia. The FDA has not requested any additional information from the Companies but did indicate that a clinical data question related to the NDA submission required confirmation. The FDA indicated that their assessment could be completed in a matter of weeks, but could not confirm specific timing. The FDA could not provide further information as to the reason for the delay. The Companies continue to plan for a first quarter 2009 product launch meeting.
About Forest Laboratories
Forest Laboratories (NYSE: FRX) is a U.S.-based pharmaceutical company with a long track record of building partnerships and developing and marketing products that make a positive difference in people’s lives. In addition to its well-established franchises in therapeutic areas of the central nervous and cardiovascular systems, Forest’s current pipeline includes product candidates in all stages of development and across a wide range of therapeutic areas. The company is headquartered in New York, NY. To learn more about Forest Laboratories, visit www.FRX.com.
Except for the historical information contained herein, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, and the risk factors listed from time to time in

Forest Laboratories’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any subsequent SEC filings.
About Cypress Bioscience
Cypress Bioscience, Inc. is developing therapeutics and personalized medicine services, to facilitate improved and individualized patient care. Cypress’ goal is to address the evolving needs of specialist physicians and their patients by identifying unmet medical needs in the areas of pain, rheumatology, and physical medicine and rehabilitation, including challenging disorders such as fibromyalgia and rheumatoid arthritis. We intend to use this approach to improve patient care and create a unique partnership with physicians.
For more information about Cypress, please visit the Company’s website at www.cypressbio.com.
This press release, as well as Cypress’ SEC filings and website at www.cypressbio.com, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about the potential of milnacipran to treat fibromyalgia syndrome, that the FDA review may be completed in a matter of weeks and that Cypress continues to plan for a first quarter 2009 product launch meeting for milnacipran. Actual results could vary materially from those described as a result of a number of factors, including those set forth in Cypress’ Annual Report on Form 10-K, the most recent Quarterly Report on Form 10-Q and any subsequent SEC filings and including, but not limited to, milnacipran may not ever receive marketing approval from the FDA and even if it does, that the FDA review may take longer than weeks to complete, that the FDA may request additional information from Cypress and that the milnacipran launch may be delayed such that it may not occur in the first quarter of 2009.
SOURCE: Forest Laboratories, Inc. and Cypress Bioscience, Inc.
Forest Laboratories, Inc., Frank Murdolo, Vice President — Investor Relations, 1-212-224-6714, Frank.Murdolo@frx.com.

Cypress Bioscience, Inc., Michael Hufford, Ph.D., Vice President — Corporate Development or Mary Gieson, Investor Relations, 1-858-452-2323, mgieson@cypressbio.com.